PRESS RELEASE - FOR IMMEDIATE RELEASE

INYX REPORTS SECOND-QUARTER OPERATING RESULTS

- 137% Increase in Revenues, 38% Gross Margin
- Company Expects Net Earnings for First Time in Fourth
Quarter, with Earnings Building Strongly in 2007
- Investors Conference Call Tuesday at 9:00 A.M. EDT

NEW YORK - August 21, 2006 - Inyx, Inc. (OTC BB: IYXI), a specialty pharmaceutical company focused on niche drug delivery technologies and products, reported today operating results for the second quarter and six months ended June 30, 2006. The company also said it expects to achieve net earnings for the first time in the fourth quarter of 2006. Inyx will hold a conference call for investors tomorrow (Tuesday) morning at 9:00 a.m. EDT (see further down for conference-call details).

For the second quarter of 2006, revenues reached $20.1 million, an increase of 137% over the $8.5 million reported for the comparable quarter in 2005. The company reported a net loss in the 2006 quarter of $9.8 million, or $0.20 per share, compared to a net loss of $4.1 million, or $0.10 a share, in the year-earlier period. The 2006 net loss includes approximately $2.0 million in non-cash depreciation and amortization charges as well as $3.0 million in one-time cash expenses related to two pending acquisitions, both expected to close in this third quarter.

For the first half of 2006, revenues totaled $41.6 million, a 272% increase over the $11.2 million reported for the first six months of 2005. The company reported a net loss in the 2006 half of $12.4 million, or $0.26 per share, compared to a net loss of $11.1 million, or $0.29 a share, in the year-earlier period. The 2006 first-half net loss includes $3.9 million in non-cash depreciation and amortization charges as well as the $3.0 million in one-time expenses related to the pending acquisitions.

Detailed financials are presented in the company’s Form 10-Q filed today, which can be downloaded from Inyx’s website.

Jack Kachkar, M.D., Chairman & CEO of Inyx, Inc., said, “The gross profit in the second quarter was $7.6 million, equal to a gross margin of 38%. The increased net loss was due mostly to the increased non-cash charges and the cash expenses related to the pending acquisitions. We will incur additional one-time, non-recurring expenses and related restructuring charges in the third quarter, however, both acquisitions should be accretive to Inyx once they are completed.”

Two Pending Acquisitions

Inyx reported that it expects to close by September 30, 2006 its pending acquisition of a German pharmaceutical production business from a pan-European specialty pharmaceutical company, with which it is also entering into a strategic, 10-year collaboration agreement, whereby Inyx will become the exclusive manufacturing resource for the European company’s therapeutic products. These tandem transactions are expected to add materially to Inyx’s revenues and earnings, starting during the 2007 year.

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INYX - Page 2

On August 7, 2006, Inyx announced that it signed a definitive agreement to acquire six eye-care products from Advanced Medical Optics, Inc. This acquisition also is expected to close shortly. Inyx will assign all the business and marketing rights on these over-the-counter (OTC) products to its wholly owned marketing subsidiary, Exaeris, Inc., and the products will be distributed under the auspices of that subsidiary on a worldwide basis - expanding Exaeris into the global non-prescription OTC pharmaceutical sector. One of the other benefits of this acquisition is that five of the eye-care products being acquired also can be produced in-house at Inyx, which should further enhance their profit margins as well as increase capacity utilization and, in turn, profitability of Inyx’s manufacturing business.

Future Financial Guidance

Inyx said it expects to achieve net income for the first time in the fourth quarter of 2006, with earnings and revenues building strongly in 2007. Revenues for 2006 are now expected to total in the $140 million range, down from a previous target of $150 million because the German acquisition and European collaboration will not commence until the fourth quarter rather than the third quarter, as previously anticipated.

Investors Conference Call

Inyx will conduct a conference call with investors tomorrow (Tuesday) morning at 9:00 a.m. Eastern Daylight Time. Investors in the U.S. should call the following toll-free number: 877-407-0782. Outside the U.S., investors should call: 201-689-8567. All callers should phone in by 10:55 a.m. EDT. The call is also being webcast by Vcall, which can be accessed at Inyx’s website: www.inyxgroup.com or at www.investorcalendar.com.

For those unable to access live, a replay will be available to U.S. investors at the following toll-free number: 877-660-6853; international investors should call: 201-612-7415. All replay callers must dial-in account number: 286 and conference I.D.: 211233. The replay will be available approximately two hours after the live call ends and run through 11:59 p.m. EDT on August 27, 2006. The webcast will be archived for 90 days on the two websites listed above.

About Inyx

Inyx, Inc. is a specialty pharmaceutical company with niche drug delivery technologies and products for the treatment of respiratory, allergy, dermatological, topical and cardiovascular conditions. Inyx focuses its expertise on both prescription and over-the-counter pharmaceutical products, and provides specialty pharmaceutical development and production consulting services. In addition, Inyx is developing its own proprietary products. The company’s operations are conducted through several wholly owned subsidiaries: Inyx USA, Ltd., based in Manati, Puerto Rico; Inyx Pharma Ltd. and Inyx Europe Limited, which owns and operates Ashton Pharmaceuticals Ltd., all near Manchester, England; Inyx Canada, Inc. in Toronto; and Exaeris, Inc., based in Exton, Pennsylvania. Inyx, Inc.’s corporate offices are in New York City. For more information, please visit: www.inyxgroup.com.

Safe Harbor

Statements about Inyx’s future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.

(financial tables on next two pages)

INYX - Page 3

INYX, INC.
Consolidated Statement of Operations
(in thousands of U.S. dollars, except per share amounts)

	For the Three Months Ended
	June 30,
	2006	2005
	(Unaudited)

Net revenues	$20,142	$8,501
Cost of sales	12,528	5,864
Gross profit	7,614	2,637

Operating expenses:
Research and development	485	590
General and administrative	10,531	4,585
Selling	2,032	40
Depreciation	1,538	555
Amortization of intangible assets	443	362
Total operating expenses	15,029	6,132

Loss before interest, financing costs
and extraordinary item	(7,415)	(3,495)

Interest and financing costs	2,430	1,534
Extraordinary item, net of taxes	-	917
Net loss	$(9,845)	$(4,112)

Basic and fully diluted loss per share
before extraordinary gain	$(0.20)	$(0.12)

Basic and fully diluted income per share
from extraordinary gain -	-	0.02

Basic and fully diluted loss per share	$(0.20)	$(0.10)

Weighted average number of shares used in
computing basic and fully diluted loss
per share amounts	49,529,321	39,983,983

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INYX - Page 4

INYX, INC.
Consolidated Statement of Operations
(in thousands of U.S. dollars, except per share amounts)

	For the Six Months Ended
	June 30,
	2006	2005
	(Unaudited)

Net revenues	$41,554	$11,178
Cost of sales	25,639	8,399
Gross profit	15,915	2,779

Operating expenses:
Research and development	1,167	947
General and administrative	15,261	6,426
Selling	3,274	174
Depreciation	3,052	716
Amortization of intangible assets	879	409
Total operating expenses	23,633	8,672

Loss before interest, financing costs
and extraordinary item	(7,718)	(5,893)

Interest and financing costs	4,720	6,146
Extraordinary item, net of taxes	-	917
Net loss	$(12,438)	$(11,122)

Basic and fully diluted loss per share
before extraordinary gain	$(0.26)	$(0.31)

Basic and fully diluted income per share
from extraordinary gain -	-	0.02

Basic and fully diluted loss per share	$(0.26)	$(0.29)

Weighted average number of shares used in
computing basic and fully diluted loss
per share amounts	47,698,433	39,144,672

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For more information, please contact:

Jay M. Green, Executive VP, 212-838-1111 jgreen@inyxgroup.com

Bill Kelly, VP Investor Relations, 212-838-1111 bill.kelly@inyxgroup.com